Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER
2008 RESULTS
Q1 2008 Net Sales — $1.11 Billion; Diluted EPS — $0.22
TEMPE, Ariz. — May 8, 2008 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2008.
First Quarter Highlights
•	Net sales for the first quarter of 2008 decreased 1% to $1.11 billion.

•	Gross profit for the first quarter remained flat at $153.2 million.

•	Net earnings from continuing operations for the first quarter decreased 14% to $10.5 million.

•	Diluted EPS from continuing operations for the first quarter decreased 12% to $0.22.

•	First quarter 2008 results from continuing operations include $1.9 million, $1.1 million net of tax, for severance and restructuring expenses. First quarter 2007 results include expenses of $5.7 million, $3.5 million net of tax, for professional fees and costs associated with our stock option review.
“The first quarter of 2008 was a very challenging quarter for our business. While overall our EMEA and APAC segments performed as expected, our North America segment did not meet our internal expectations for profitability during the quarter,” stated Rich Fennessy, President and Chief Executive Officer. “As a result, we implemented a number of critical actions across our business focused on increasing net sales and gross profit and reducing our expense base to improve our overall earnings performance for the balance of the year in this challenging market environment,” added Fennessy.
Segment Overview
Net sales in North America decreased 1% to $766.4 million primarily due to a softer U.S. IT market and a double digit year-over-year decrease in our net sales to SMB clients, as the Company continued to address certain integration issues with the IT system upgrade that commenced in the second half of 2007. Gross margin in North America decreased by approximately 80 basis points from the first quarter of 2007 primarily due to lower net sales to SMB clients, which are generally conducted at higher gross margins, and decreases in product margins, including vendor funding, primarily driven by market pricing pressures. Earnings from operations in North America were $5.4 million lower than the first quarter of 2007. These 2008 results include $1.0 million in severance and restructuring expenses, while the first quarter 2007 results include $5.2 million in professional fees and costs associated with our stock option review. Thus, excluding the effects of the stock option review, our North American results were substantially lower in the first quarter of 2008 compared to the first quarter of 2007.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 2	May 8, 2008
Net sales in EMEA decreased 3%, or $9.2 million, to $318.2 million reflecting a decline in sales in the United Kingdom and a continued shift toward fee based enterprise agreements where only the referral fee is recognized as net sales with no costs of goods sold. This decline was partially offset by the foreign currency benefit of the weak U.S. dollar compared to the various European currencies of the countries in which the Company does business. The United Kingdom based hardware business accounted for $4.6 million of the overall decline; however it should be noted that in the United Kingdom, there were two less shipping days in the quarter compared to the first quarter of last year. Within the United Kingdom, while the market conditions are challenging and show signs of continued weakness going into the second quarter, we believe that the majority of the net sales decline in the first quarter was related to internal sales execution issues early in the quarter. The Company addressed these issues immediately, and, as a result, saw stronger results in March compared to the first two months of the quarter. Gross margin in EMEA increased to 14.3% from 11.8% in the first quarter of last year resulting from strong software category performance and the continued migration to fee based enterprise agreements. Earnings from operations in the EMEA segment increased 8% compared to the first quarter of 2007 to $7.0 million reflecting higher gross profit partially offset by increases in selling and administrative expenses from increased headcount and severance expenses of $869,000.
Net sales in APAC increased 19% to $23.1 million with gross margin on these sales of 16.3%. The loss from operations in this segment during the three months ended March 31, 2008 of $440,000 reflected the typical seasonality of this business and the hiring of experienced software sales and support teammates during the quarter.
UPDATED GUIDANCE
Given the challenges that the Company faced during the first quarter and the uncertain macro-economic outlook for 2008, the Company now expects full-year diluted earnings per share to be between $1.50 and $1.60 with approximately 50% coming in the first half of the year. This estimate includes no severance, restructuring or other one-time charges. This guidance reflects management’s expectations for the balance of 2008, but the factors that could affect performance, as noted below, are numerous, and short-term results in this difficult economy could be more volatile and unpredictable than usual.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live Web cast today at 5:00 p.m. ET to discuss first quarter results of operations. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time. To listen to the live Web cast by telephone, call 1-866-270-6057 and enter the access code 62449561.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 3	May 8, 2008
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended March 31,
Insight Enterprises, Inc.	2008	2007	% change
Net sales	$1,107,789	$1,123,975	(1%)
Gross profit	$153,155	$153,175	—
Earnings from operations	$18,301	$23,417	(22%)
Operating margin	1.7%	2.1%
Net earnings from continuing operations	$10,520	$12,296	(14%)
Diluted EPS from continuing operations	$0.22	$0.25	(12%)
Net earnings	$10,520	$17,268	(39%)
Diluted EPS	$0.22	$0.35	(37%)

North America
Net sales	$766,424	$777,201	(1%)
Gross profit	$104,015	$111,916	(7%)
Earnings from operations	$11,787	$17,146	(31%)

EMEA
Net sales	$318,222	$327,376	(3%)
Gross profit	$45,375	$38,471	18%
Earnings from operations	$6,954	$6,460	8%

APAC
Net sales	$23,143	$19,398	19%
Gross profit	$3,765	$2,788	35%
Loss from operations	$(440)	$(189)	(133%)
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 4	May 8, 2008
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including our estimated diluted earnings per share for 2008, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology systems and voice and data networks, including the system upgrade and the migration of acquired businesses to our information technology systems and voice and data networks;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the informal inquiry from the Securities and Exchange Commission (“SEC”) and stockholder litigation related to our historical stock option granting practices and the related restatement of our consolidated financial statements;

•	the risks associated with international operations;

•	seasonal changes in demand for sales of software licenses;

•	increased debt and interest expense and lower availability on our financing facilities and changes in the overall capital markets that could increase our borrowing costs or reduce future availability of financing;

•	exposure to currency exchange risks and volatility in the U.S. dollar exchange rate;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	failure to comply with the terms and conditions of our public sector contracts;

•	rapid changes in product standards; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 5	May 8, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net sales	$1,107,789	$1,123,975
Costs of goods sold	954,634	970,800

Gross profit	153,155	153,175
Operating expenses:
Selling and administrative expenses	132,954	129,758
Severance and restructuring expenses	1,900	—

Earnings from operations	18,301	23,417
Non-operating (income) expense:
Interest income	(601)	(658)
Interest expense	2,716	4,305
Net foreign currency exchange gain	(937)	(654)
Other expense, net	319	217

Earnings from continuing operations before income taxes	16,804	20,207
Income tax expense	6,284	7,911

Net earnings from continuing operations	10,520	12,296
Net earnings from a discontinued operation	—	4,972

Net earnings	$10,520	$17,268

Net earnings per share — Basic:
Net earnings from continuing operations	$0.22	$0.25
Net earnings from a discontinued operation	—	0.10

Net earnings per share	$0.22	$0.35

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.22	$0.25
Net earnings from a discontinued operation	—	0.10

Net earnings per share	$0.22	$0.35

Shares used in per share calculations:
Basic	48,540	49,010

Diluted	48,905	49,291

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 6	May 8, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$105,696	$56,718
Accounts receivable, net	812,371	1,072,612
Inventories	88,869	98,863
Inventories not available for sale	27,251	21,450
Deferred income taxes	21,792	22,020
Other current assets	36,975	38,916

Total current assets	1,092,954	1,310,579

Property and equipment, net	158,541	158,467
Goodwill	311,995	306,742
Intangible assets, net	79,329	80,922
Deferred income taxes	181	392
Other assets	13,189	10,076

	$1,656,189	$1,867,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$465,736	$685,578
Accrued expenses and other current liabilities	113,057	113,891
Current portion of long-term debt	—	15,000
Deferred revenue	40,004	42,885

Total current liabilities	618,797	857,354

Long-term debt	203,500	187,250
Deferred income taxes	31,272	27,305
Other liabilities	20,339	20,075

	873,908	1,091,984

Stockholders’ equity:
Preferred stock	—	—
Common stock	482	485
Additional paid-in capital	384,386	386,139
Retained earnings	343,086	340,641
Accumulated other comprehensive income — foreign currency translation adjustments	54,327	47,929

Total stockholders’ equity	782,281	775,194

	$1,656,189	$1,867,178

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 7	May 8, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net earnings from continuing operations	$10,520	$12,296
Plus: net earnings from a discontinued operation	—	4,972

Net earnings	10,520	17,268
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,464	8,913
Provision for losses on accounts receivable	668	884
Write-downs of inventories	1,697	1,654
Non-cash stock-based compensation	2,439	2,265
Gain on sale of discontinued operation	—	(7,937)
Excess tax benefit from employee gains on stock-based compensation	(108)	(41)
Deferred income taxes	4,441	(2,676)
Changes in assets and liabilities:
Decrease in accounts receivable	275,543	182,155
Decrease (increase) in inventories	2,554	(3,989)
Decrease in other current assets	2,691	2,360
Increase in other assets	(195)	(5,993)
Decrease in accounts payable	(238,788)	(135,422)
Decrease in deferred revenue	(3,927)	(12,768)
Increase (decrease) in accrued expenses and other liabilities	1,160	(7,294)

Net cash provided by operating activities	67,159	39,379

Cash flows from investing activities:
Proceeds from sale of a discontinued operation, net of direct expenses	(900)	28,694
Purchases of property and equipment	(6,441)	(8,376)

Net cash (used in) provided by investing activities	(7,341)	20,318

Cash flows from financing activities:
Borrowings on long-term financing facility	122,000	121,000
Repayments on long-term financing facility	(117,000)	(163,000)
Repayments on term loan	(3,750)	(3,750)
Net repayments on line of credit	—	(7,000)
Proceeds from sales of common stock under employee stock plans	2,976	2,363
Excess tax benefit from employee gains on stock-based compensation	108	41
Payment of payroll taxes on stock-based compensation through shares withheld	(1,943)	—
Repurchases of common stock	(14,999)	—
Increase (decrease) in book overdrafts	458	(31,456)

Net cash used in financing activities	(12,150)	(81,802)

Foreign currency exchange effect on cash flows	1,310	(432)

Increase (decrease) in cash and cash equivalents	48,978	(22,537)
Cash and cash equivalents at beginning of period	56,718	54,697

Cash and cash equivalents at end of period	$105,696	$32,160

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2008 Results, Page 8	May 8, 2008
Insight Enterprises, Inc. and Subsidiaries
Quarterly Select Operating Segment Statistics
(UNAUDITED)

	Three Months Ended
	March 31,
North America	2008	2007	Change
Number of shipping days	64	64	—
Number of account executives	1,292	1,274	1%
Net sales per account executive (a)	$580,405	$613,661	(5%)
Gross profit per account executive (b)	$78,770	$88,366	(11%)
Sales mix (as a % of net sales): (c)
Networking and connectivity	12%	11%	11	% (d)
Notebooks and PDA’s	11%	11%	(1	%)(d)
Servers and storage	10%	12%	(16	%)(d)
Desktops	8%	7%	20	% (d)
Printers	4%	5%	(16	%)(d)
Memory and processors	3%	4%	(27	%)(d)
Supplies and accessories	4%	5%	(24	%)(d)
Monitors and video	5%	5%	(4	%)(d)
Miscellaneous	9%	8%	2	% (d)

Hardware	66%	68%	(4	%)(d)
Software	31%	29%	4	% (d)
Services	3%	3%	11	% (d)

	100%	100%

EMEA
Number of shipping days(e)	62	64	(2 days)
Number of account executives	605	513 (f)	18%
Net sales per account executive (a)	$541,193	$662,034	(18%)
Gross profit per account executive (b)	$77,169	$77,798	—
Sales mix (as a % of net sales): (c)
Networking and connectivity	4%	4%	12	% (d)
Notebooks and PDA’s	9%	8%	2	% (d)
Servers and storage	8%	8%	(3	%)(d)
Desktops	4%	4%	(12	%)(d)
Printers	3%	4%	(10	%)(d)
Memory and processors	1%	2%	(36	%)(d)
Supplies and accessories	4%	4%	(3	%)(d)
Monitors and video	4%	4%	1	% (d)
Miscellaneous	3%	3%	(14	%)(d)

Hardware	40%	41%	(4	%)(d)
Software	59%	58%	(2	%)(d)
Services	1%	1%	(4	%)(d)

	100%	100%

(a)	Calculated as net sales for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(b)	Calculated as gross profit for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(c)	Beginning in the three months ended March 31, 2008, we have combined servers with storage in reporting our sales mix and are reporting desktops separately to conform with how we internally analyze our results. All prior period information has been reclassified for comparative purposes.

(d)	Represents growth/decline in category net sales.

(e)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.

(f)	Number of account executives for the three months ended March 31, 2007 has been changed to conform to the current period presentation. This presentation also conforms to the definition of an account executive in our North America operating segment.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958